Exhibit 99.1

FOR RELEASE

Amish Naturals Announces Acquisition of Prima Pasta
Tuesday October 9, 8:05 am ET

HOLMESVILLE, Ohio — (BUSINESS WIRE) — Amish Naturals, Inc. (OTCBB: AMNT — News) today announced the cash acquisition of Prima Pasta, Inc., a leading manufacturer of artisan pasta based in Los Angeles, California.

Prima Pasta produces a line of award-winning, long cut pasta products, available in specialty food stores and supermarkets such as: Ralph’s and Albertson’s, Gelson’s, Whole Foods, Raley’s, and Haggen’s.

“The acquisition is a synergistic fit for Amish Naturals. Prima Pasta has built tremendous momentum in the retail channels and we look forward to capitalizing on that as we move forward,” said David Skinner, Sr., President and CEO of Amish Naturals. “This acquisition will not only augment our portfolio of premium pasta products, but will broaden our production capacity and give Amish Naturals another core growth distribution center in the Western United States.”

“We are pleased to be a part of Amish Naturals,” said Allam Karkafi of Prima Pasta, Inc. “Prima Pasta’s line of products will be a healthy addition to Amish Naturals’ line. Prima Pasta was born out of love and passion, and Amish Naturals’ executives seem to have a similar drive and commitment. This acquisition will make available the highest quality and the most appealing natural and organic line of products to pasta lovers nationwide. I’m confident in our ability to achieve our goals, and I am excited to work with a strong management team that represents a balanced combination of talent from both organizations.”

Prima Pasta will operate as a wholly-owned subsidiary of Amish Naturals, Inc. The Amish Naturals brand will retain its commitment to all-organic production in its Ohio production facility, and will oversee the production of 100% natural products sold under the existing PRIMA pasta brand name. Amish Naturals is relocating one of their key quality control production managers to oversee the production ensuring conformity to the production standards that will reflect the wholesomeness and purity of the Amish culinary traditions and methods.

Skinner commented, “Prima Pasta’s high-quality, gourmet products are a perfect compliment to the Amish Natural pasta brand. I am very excited about the growth opportunities that this proposed acquisition affords Amish Naturals.”

About Amish Naturals

Amish Naturals’ goal is to increase shareholder value through the sale and distribution of organic, Amish food products to the exploding market for organic and wholesome foods. Last year, the U.S. market for natural/organic foods was estimated to have totaled approximately $13.8 billion. Building on generations of traditions, the Company has created food that reflects the wholesomeness and purity of the Amish people and their culinary customs, including a variety of the finest homemade Amish Pasta. For more information, please visit www.amishnaturals.com

About Prima Pasta

The PRIMA line of award-winning pasta products are available now in Ralph’s and Albertson’s, Gelson’s, Whole Foods, Raleys, Haggen’s as well as many other stores throughout the United States. For a complete listing of retailers, or further information on PRIMA products, please visit www.primapastainc.com

Business Risks and Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the expected launch of the Company’s products, its revenue growth, or the continued revenue growth of the organic and wholesome foods segments. These statements are expressly made in reliance on the safe harbor provisions contained in Section 21E of the Securities Exchange Act of 1934. Sales and earnings trends are affected by many factors including, among others, our entry into an effective distribution agreement with one or more wholesale food brokers or large-scale retail outlets, the effectiveness of our promotion and merchandising strategies, the efficient operation of our production facility and supply chain, the changing dietary and culinary habits of consumers in our target markets, and our effective management of business risks.

In light of these risks, the forward-looking statements contained in this press release are not guarantees of future performance and in fact may not be realized. Our actual results could differ materially and adversely from those expressed in this press release. Further, the statements made by us represent our views only as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. We do not presently intend to update these statements prior to the filing of our next report with the Securities and Exchange Commission and undertake no duty to any person to effect any such update under any circumstances. Investors are also urged to review carefully the discussion under the caption “Risk Factors” in our Current Report on Form 8-K filed on October 31, 2006, with the Securities and Exchange Commission, which may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.

Contact:
Investors: Amish Naturals, 330-279-3161
investors@amishnaturals.com
or
Media:
Avalanche Strategic Communications
Dana Condosta, 201-488-0049
dana@avalanchepr.com

Source: Amish Naturals, Inc.